ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
[signature]	**20090534016-90**
Ross Miller	Filing Date and Time
Secretary of State	**07/02/2009 10:29 AM**
State of Nevada	Entity Number
	E0369762009-7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	MORGAN MINING CORP.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with* par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares *without* par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Robert Thayer Name 11622 El Camino Real, Suite 100 / San Diego / CA / 92130 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful activity.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	W. Scott Lawler — X [signature] Name — **Incorporator Signature** 29377 Rancho California Rd., Ste 204 / Temecula / CA / 92591 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — Date

This form must be accompanied by appropriate fees.